UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

Teton Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31679	84-1482290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 17th Street - Suite 1600 North, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-565-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2009 (the "Closing Date"), Teton DJ LLC, a wholly owned subsidiary of Teton Energy Corporation ("Teton" or the "Company"), entered into a Purchase and Sale Agreement (the "Agreement") for the sale of its 25 percent non-operated working interest in the Teton-Noble AMI in the Denver Julesburg Basin ("DJ Basin") to its operating partner and 75 percent working interest owner Noble Energy, Inc. ("Noble") for a sale price of $3.8 million. Included in the sale is the Company's 50 percent operated working interest in its undeveloped Frenchman Creek acreage in eastern Colorado. The effective date of the sale is February 1, 2009.

The Agreement contains the standards representations and warranties for a transaction of this type. It also contains standard provisions allocating expenses and liabilities pre and post the effective date of February 1, 2009.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, Teton completed the sale of its working interest in oil and gas properties in the Teton-Noble AMI and undeveloped acreage in the Frenchmen Creek area of the DJ Basin. Additional information regarding the sale is set forth above under Item 1.01, Entry Into a Material Definitive Agreement, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No. Description
10.1 Purchase and Sale Agreement between Teton DJ LLC and Noble Energy,Inc. dated effective February 1, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teton Energy Corporation

April 3, 2009	By:	/s/ Karl F. Arleth

Name: Karl F. Arleth
Title: President & Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement between Teton DJ LLC and Noble Energy, Inc. dated effective February 1, 2009.